Exhibit 10.91

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is dated December 19, 2012 by and between THE BOEING COMPANY, a Delaware corporation (“Secured Party”), on the one hand, and MICROFLUIDIC SYSTEMS, a California corporation and POSITIVEID CORPORATION, a Delaware corporation (collectively, and jointly and severally, “Grantors”), on the other hand.  Each of Secured Party and Grantors are a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Secured Party and Grantors have entered into that certain Exclusive MBAND Licensing Agreement, of even date herewith (the “License Agreement”); and

WHEREAS, Grantors have agreed, as a material inducement for Secured Party agreeing to enter into the License Agreement, to enter into this Agreement and grant the security herein granted to Secured Party.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the Uniform Commercial Code in the State of Delaware from time to time.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

“Bankruptcy Event” means, with respect to any Person, such Person (i) becomes the subject of any voluntary or involuntary bankruptcy or insolvency proceeding, (ii) has a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any proceeding or appointment identified in the foregoing clauses (i) or (ii).

“Business Day” means a day other than a Saturday, Sunday or bank holiday in the State of California.

“Collateral” means the Licensed Products and Intellectual Property Rights therein (each as defined in the License Agreement), including all related Documents, inventory, Licenses, money, and Intellectual Property, together with any interest of Grantors in any of them).

“Default” means any of the following events: (a) any Grantor breaches any of its representations, warranties, covenants, agreements or obligations under the License Agreement or this Agreement; (b) a Bankruptcy Event has occurred with respect to any Grantor or any of its Affiliates; or (c) any Grantor or any of its Affiliates becomes unable, admits in writing its inability, or fails generally to pay its debts as they become due..

“Documents” means any and all of Grantors’ books, accounts, invoices, letters, papers, security certificates, documents, and other records (including customer lists and records, subject, however, to applicable laws relating to privacy), in any form evidencing or relating to any part of the Collateral, together with all agreements, Licenses, and other rights and benefits relating to any of them.

“Indemnified Party” has the meaning given to that term in Section 2.07.

“Intellectual Property” means:

(a)           All inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part, and extensions of any patent or patent application), patentable subject matter, unregistered industrial designs, applications for registration of individual designs, and registered designs, together with any proceeds thereof in whatever form and wherever located (collectively, the “Patents”);

(b)           All trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(c)           All present and future copyrights, whether registered or note and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, the “Copyrights”);

(d)           all rights and interests in and to processes, data, trade secrets, designs, know-how, processes, product formulae and information, manufacturing, engineering, and other drawings and manuals, technology, algorithms, blue prints, research and development reports, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information related to the Collateral;

(e)           All right, title and interest in and to any and all present and future domain names now or hereafter existing, created, acquired or held (collectively, the “Domain Names”);

(f)           All right, title and interest in and to any and all present and future Licenses with respect to any other Intellectual Property referenced in this Section (the “IP Licenses”);

(g)           All present and future income, proceeds, accounts, accounts receivable and other rights to payment arising from, in connection with or relating to any other Intellectual Property referenced in this Section;

(h)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(i)           Any and all claims for damages by way of past, present and future infringements of any of other Intellectual Property referenced in this Section, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of intellectual property rights;

(j)           All amendments, extensions, renewals and extensions of any of the other Intellectual Property referenced in this Section;

(k)           All commercial tort claims associated with or arising out of any of the other Intellectual Property referenced in this Section;

(l)           All goodwill in, proceeds and products of any Intellectual Property referenced in this Section, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect thereto, and foreign rights; and

(m)           all other intellectual and industrial property rights throughout the world owned by any Grantor or its Affiliates;

“IP Collateral” means all Collateral consisting of any Intellectual Property.

“License” means (i) any authorization from any governmental authority having jurisdiction and/or (ii) any Intellectual Property license, distribution agreement, co-existence agreement, or other right to use (or agreement not to pursue a claim with respect to) any Intellectual Property.

“License Agreement” has the meaning given to that term in the Recitals.

“License Obligations” means (a) Grantors’ obligation to timely perform each and every one of their obligations under the License Agreement, whether direct or indirect, contingent or dissolute, joint or several, mature or unmatured (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether or allowed or allowable in such proceeding) and (b) Grantors’ obligations under this Security Agreement (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether or allowed or allowable in such proceeding).

“Lien” means (i) any interest in property created by way of mortgage, pledge, charge, lien, assignment by way of security, hypothecation, security interest, conditional sale agreement, sale/lease back transaction, deposit arrangement, title retention, capital lease, or discount, factoring, or securitization arrangement on recourse terms, (ii) any statutory deemed trust or lien, (iii) any preference, priority, adverse claim, levy, execution, seizure, attachment, garnishment, or other encumbrance that binds property, (iv) any right of set-off intended to secure the payment or performance of an obligation, and (v) any agreement to grant any of the rights or interests described in any of the preceding clauses.

“Permitted Disposition” means: (a) sales, transfers, leases, and other dispositions to third Parties of inventory in the ordinary course of business; and (b) sales, transfers, leases, and other dispositions to any Affiliate of Grantors provided that such Affiliate has (i) become a party to this Agreement by executing and delivering a supplement in a form satisfactory to Secured Party and (ii) executed and delivered in favor of Secured Party an unlimited guarantee of performance by Grantors of the License Obligations; provided that all sales, transfers, leases, and other dispositions permitted by this definition (other than those permitted solely by clause (b)) shall be made for fair value.

“Permitted Liens” means statutory Liens in connection with claims for unpaid wages, vacation pay, worker’s compensation, unemployment insurance, pension plan contributions, employee withholding tax, unremitted sales taxes, goods and services taxes, customs duties, or similar statutory obligations, duties or taxes secured on any of the undertaking, and property of Grantors, but only if the obligations secured by such Liens are paid when due;

“Person” includes any individual and any corporation, company, limited liability company, general or limited partnership, governmental body, joint venture, association, trust, or any other entity.

“Receiver” has the meaning given to that term in Section 4.01.

“Security Interests” means, collectively, the grants, mortgages, charges, transfers, assignments, and security interests created under this Agreement and/or the License Agreement.

“Third Party Agreements” means all leases (true or finance), Licenses, and other agreements affecting any right, title, or interest in any of the Intellectual Property.

SECTION 1.03.  Interpretation.  The headings used in this Agreement, and its division into articles, sections, schedules, and other subdivisions, shall not be deemed to affect its interpretation.  References in this Agreement to “herein,” “hereof” and the like shall apply generally to this Agreement unless the context otherwise requires.  Unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include all genders.  In this Agreement, a period of days begins on the first day after the event that began the period and ends at 5:00 p.m. Pacific Time on the last day of the period.  If any period of time is to expire, or any action or event is to occur, on a day that is not a Business Day, the period expires, or the action or event is considered to occur, at 5:00 p.m. Pacific Time on the next Business Day.  Where this Agreement uses the word “including,” it means “including without limitation,” and where it uses the word “includes,” it means “includes without limitation.”  The Parties have each participated in drafting and negotiating the terms of this Agreement.  Any rule of legal interpretation to the effect that any ambiguity is to be resolved against the drafting Party will not apply in interpreting this Agreement.  Any reference in this Agreement to Collateral will, unless the context otherwise requires, be deemed a reference to “Collateral or any part thereof”.  Unless specified otherwise, any reference in this Agreement to a statute includes the regulations, rules, and policies made under that statute and any provision that amends, supplements, supersedes, or replaces that statute or those regulations, rules, or policies.

ARTICLE II

Security Interests

SECTION 2.01.  Security Interest.  (a)  As general and continuing security for the due observance and performance by the Grantors of all License Obligations, each Grantor hereby pledges, assigns and grants to Secured Party a first priority continuing security interest, Lien, claim and encumbrance, with full title guarantee, in all of the Collateral, with power of sale, whether now or hereafter existing or arising or in which such Grantor now has or hereafter owns, acquires or develops an interest and wherever located.

(b)  On a continuing basis, Grantors shall each make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of the Security Interest granted or purported to be granted hereby, to ensure each Grantor’s compliance with this Agreement and/or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the United States Patent and Trademark Office (“USPTO”) and/or any applicable agency.

(c)  Without limitation of clause (b) above, Grantors each hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto, and hereby ratifies its authorization for Secured Party to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof, in each case that (i) indicate the Collateral as all assets of Grantors or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by applicable law for the filing of any financing statement or amendment.  Each Grantor agrees to provide such information to Secured Party promptly upon request.  Secured Party is further authorized to file with the USPTO or any successor office or any other office in any other country such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by Grantors, without the signature of Grantors, and naming Grantors as debtor and Secured Party as secured party, at Grantors’ expense.

(d)  The Security Interest granted pursuant to Article II hereunder is granted as security only and shall not subject Secured Party to, or in any way alter or modify, any obligation or liability of Grantors with respect to or arising out of the Collateral.  Grantors grants the Security Interest in the Intellectual Property only as security.  Before the Security Interest becomes enforceable under this Agreement, Secured Party will not be or be deemed to be the owner of any of the Intellectual Property.  Further, Secured Party will not be deemed to have assumed, or be deemed to be liable for, any covenant, agreement, or other obligation of Grantors under any agreement, right, License, or permit relating to the Intellectual Property to which Grantors may be a party.

(e)  If Secured Party exercises its remedies with respect to the Collateral and the Security Interest in the Collateral is not sufficient to satisfy all of the License Obligations, each Grantor acknowledges and agrees that Grantors shall continue to be liable for any License Obligations that remain outstanding and Secured Party shall be entitled to pursue full payment and performance thereof.

(f)  Any assignment, transfer and conveyance of any Trademark to any Person pursuant to the exercise of Secured Party’s rights hereunder shall be deemed to have occurred with a contemporaneous assignment, transfer and conveyance of the goodwill, business and/or means of production, associated with the goods produced or sold or the services rendered in connection with such Trademark.

SECTION 2.02.  Representations and Warranties.  Each Grantor represents and warrants to Secured Party that:

(a)  Each Grantor is a corporation, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Each Grantor has the corporate power and authority, and holds all Licenses, permits and other authorizations necessary, to own, lease, and operate its properties, to perform the License Obligations and create the Security Interest, to conduct its business as now carried on by it, and to enter into, deliver, and perform its obligations under this Agreement.  Each Grantor has duly authorized, executed, and delivered this Agreement and the License Agreement, and this Agreement and the License Agreement each constitute a binding obligation of Grantors, enforceable against Grantors in accordance with their respective terms.  Grantors have good and marketable title in and to all Collateral, and none of the Collateral is subject to any Liens (other than pursuant to this Agreement).

(b)  None of the signature and delivery of this Agreement, the payment, observance, or performance of the License Obligations, or the granting of the Security Interest by Grantors do or will:

(i) conflict with or result in a breach or violation of any of the terms of, or constitute a default under: (w) any statute or other law that applies to it; (x) any Grantors’ articles, by-laws, or other governing documents; (y) any agreement to which it is a party or by which it is bound; or (z) any judgment or other order that binds it or its assets;

(ii) result in the creation of, or require any Grantor to create, any Lien in favor of any Person other than Secured Party under this Agreement; or

(iii) result in or permit the acceleration of the maturity of any indebtedness or other obligation of any Grantor or its Affiliates.

(c)  No proceedings have been taken or authorized by any Grantor or its Affiliates or, to its knowledge, by any other Person relating to the bankruptcy, insolvency, liquidation, dissolution, or winding up of any Grantor.

(d)  Grantors have good and valid rights in and title to the Collateral and have full power and authority to grant to Secured Party the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform their obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained prior to the date hereof.

(e)  The financing statements or other appropriate filings, recordings or registrations prepared by Secured Party based upon the information provided to Secured Party for filing in each governmental, municipal or other office specified in Schedule I (or specified by notice from Grantors to Secured Party after the date hereof in the case of filings, recordings or registrations required hereunder), are all the filings, recordings and registrations (other than filings required to be made in the USPTO in order to perfect the Security Interest in the IP Collateral) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of Secured Party in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(f)  The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the performance of the License Obligations, (ii) subject to the filings described in paragraph (b) and (c) of this Section 2.01, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to applicable law, and (iii) a security interest that will be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the USPTO.  The Security Interest is and will at all times be prior and superior to any other Lien on any of the Collateral, other than Permitted Liens (and subject to any permitted third party debt financing permitted in accordance with Section 12 of the License Agreement).

(g)  Schedule II sets forth, as of the date hereof, a true and complete list of all registered Intellectual Property and applications for registration of any Intellectual Property, subdivided into the following categories: (i) owned by Grantors (identifying with respect to each item of scheduled Intellectual Property, the specific owner thereof); (ii) licensed for use to Grantors (identifying with respect to each License, the specific licensee and licensor thereto); and (iii) licensed for use by Grantors (identifying with respect to each License, the specific licensee and licensor thereto).  Other than as identified on Schedule II, there is no material item of Intellectual Property used or held for use in the business or operations of Grantors or otherwise related to the MBAND technology.

(h)  With respect to each Grantor, as to itself and its IP Collateral:

(i) The registered Intellectual Property and applications for registration of Intellectual Property set forth on Schedule II includes all the registered Patents, Trademarks, and Copyrights and applications for Patents, Trademarks, and Copyrights owned or used by Grantors as of the date hereof.  Grantors are the sole and direct owner of all Intellectual Property that constitutes IP Collateral.  All Intellectual Property that is material to the Licensed Products (as defined in the License Agreement) has been duly and timely registered and all such registrations are valid and in full force and effect.

(ii) The IP Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part and is valid and enforceable.  Grantors are not aware of any uses of any item of IP Collateral that could lead to such item becoming invalid or unenforceable.  Neither Grantors’ use (nor Secured Party’s use as licensee under the License Agreement) does or shall infringe upon the rights of any Person.

(iii) Each Grantor has made or performed all commercially reasonable acts, including filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each material item of IP Collateral in full force and effect in the United States and every other applicable jurisdiction, and each Grantor has used proper statutory notice in connection with its use of the Intellectual Property that constitutes the IP Collateral.

(iv) All Third Party Agreements are in effect and in good standing, and no Grantor (and, to any Grantor’s knowledge, no other Person) is in violation or default thereunder.

(v) Neither any Grantor nor the IP Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any IP Collateral or that would impair the validity or enforceability of such IP Collateral.  No litigation is pending or threatened that contains allegations respecting the validity, enforceability, infringement, or ownership of any of the registered Patents and Patent applications (including any right, title, or interest of any Grantor therein).

SECTION 2.03.  Covenants.  (a)   Grantors shall satisfy the License Obligations when due.

(b)  Each Grantor agrees promptly to notify Secured Party in writing of any change (i) in its corporate name, (ii) in the location of its chief executive office or its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located, (iii) in its identity or type of organization or corporate structure, (iv) in its FEIN or similar identification number, or (v) in its jurisdiction of organization or the location of its registered office.  Each Grantor agrees promptly to provide Secured Party with certified organizational documents reflecting any of the relevant changes described in the first sentence of this paragraph, and each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under applicable law or otherwise that are required in order for Secured Party to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement, in all the Collateral.  Each Grantor agrees promptly to notify Secured Party if any material Collateral is damaged, destroyed, or subject to condemnation.

(c)  Grantors shall give notice to Secured Party immediately of (i) any material uninsured loss of or damage to any Collateral or of any suit, action, or proceeding before any governmental authority or arbitrator that could materially adversely affect any Collateral or the Security Interest, (ii) any material Intellectual Property in which any Grantor or its Affiliates acquires rights after the date hereof, (iii) any material adverse change in the composition of the IP Collateral; and (iv) any event occurring that, with or without notice or lapse of time, could constitute a Default. Without limiting Grantors’ obligations hereunder, Grantors hereby authorizes Secured Party to modify this Agreement by amending the applicable schedules to include any new Intellectual Property referenced in clause (ii) of this Section 2.03(c).  Notwithstanding the foregoing, no failure to so modify this Agreement or amend such schedules shall in any way affect, invalidate or detract from Secured Party’s continuing security interest in all Collateral, whether or not listed on the applicable schedules.

(d)  Each Grantor shall, at Grantors’ expense, take any and all actions necessary to defend title to the Collateral against all Persons, keep the Collateral free of all Liens, except for Permitted Liens, and to defend the Security Interest of Secured Party in the Collateral and the priority thereof against any Lien that is not a Permitted Lien.  Without limitation of the foregoing, Grantors shall (i) protect, defend and maintain the validity and enforceability of the IP Collateral, (ii) use their best efforts to detect and prosecute infringements of the IP Collateral and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any IP Collateral to be abandoned, forfeited or dedicated to the public.

(e)  Grantors shall not make or permit to be made any transfer of the Collateral, and Grantors shall remain at all times in possession of the Collateral owned by any Grantor, and Grantors shall not sell, convey, license, lease, assign, transfer or otherwise dispose of any Collateral; however, notwithstanding the foregoing, Grantors may make Permitted Dispositions.

(f)  Grantors, at Grantors’ expense, shall maintain or cause to be maintained public liability insurance, all-risks property insurance for the Collateral on a replacement cost basis, and insurance for any other risks related to the Collateral, as Secured Party may reasonably require.

(g)  No Grantor shall enter into any agreement that could materially impair or conflict with Grantors’ obligations under this Agreement or the License Agreement.  Grantors shall not permit the inclusion in any material contract to which any Grantor becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantors’ rights and interest in any property included within the definition of the Collateral acquired under such contracts.

SECTION 2.04.  Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of Secured Party to enforce, the Security Interest, each Grantor agrees, in each case at Grantors’ expense, to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that Secured Party may reasonably request.  Each Grantor also agrees to provide to Secured Party, from time to time upon request, evidence reasonably satisfactory to Secured Party as to the perfection and priority of the Liens created or intended to be created by the Security Documents.  If any material assets are acquired by any Grantor after the date hereof (other than assets constituting Collateral under this Agreement that become subject to the Lien granted to Secured Party upon the  Grantor’s acquisition thereof), Grantors will notify Secured Party thereof, and, if requested by Secured Party, Grantors shall cause such assets to be subjected to a Lien securing the License Obligations and will take such actions as are necessary or reasonably requested by Secured Party to grant and perfect such Lien, including actions described in the first sentence of this paragraph, all at the expense of Grantors.

SECTION 2.05.  New Affiliates.  If any Grantor acquires, purchases or otherwise becomes a beneficial owner, directly or indirectly, of another business, corporation or company, Grantors shall cause such business, corporation or company to forthwith provide a form of guarantee to Secured Party of the License Obligations, and such Affiliate shall become a party to this Agreement by executing and delivery a supplement in a form satisfactory to Secured Party.

SECTION 2.06.  Covenants Regarding IP Collateral.  (a)   Each Grantor agrees that it will exercise commercially reasonable efforts to prevent any IP Collateral from becoming invalidated or dedicated to the public (except as a result of expiration of the applicable statutory term, if any).

(b)  Grantors shall notify Secured Party promptly if any Grantor knows or learns that any IP Collateral may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO) regarding Grantors’ ownership of such IP Collateral, its right to register the same, or its right to keep and maintain the same.

(c)  Grantors shall take all necessary steps (i) in any proceeding before the USPTO or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the IP Collateral (and to obtain the relevant grant or registration) and (ii) to maintain each material issued IP Collateral, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

SECTION 2.07.  General Indemnity.  Grantors shall jointly and severally indemnify, defend and hold harmless Secured Party, any Receiver, and their respective representatives and agents (each, an “Indemnified Party”) in connection with all claims, losses, and expenses that an Indemnified Party may suffer or incur in connection with (i) the exercise by Secured Party or any Receiver of any of its rights under this Agreement, (ii) any breach by any Grantor of the representations, warranties, agreements or covenants of Grantors contained in this Agreement, or (iii) any breach by any Grantor of, or any failure by any Grantor to observe or perform, any of the License Obligations, except that Grantors will not be obliged to indemnify any Indemnified Party to the extent those claims, losses, and expenses are determined by a final judgment to have directly resulted from the willful misconduct or gross negligence of the Indemnified Party.  Secured Party will be constituted as the trustee of each Indemnified Party, other than itself, and shall hold and enforce each of the rights of the other Indemnified Parties under this Section 2.07 for their respective benefits.

ARTICLE III

Default

SECTION 3.01.  Default.  Upon the occurrence of any Default, Secured Party may exercise any and all remedies available to it, whether under this Agreement, the Delaware Uniform Commercial Code or other applicable law.

SECTION 3.02.  Waiver.  Secured Party may waive any Default or any breach of the provisions of this Agreement.  However, no waiver will be deemed to extend to a subsequent breach or Default, whether or not the same as or similar to the breach or Default waived, and no act or omission by Secured Party will extend to, or be taken in any manner whatsoever to affect, any subsequent breach or Default or the rights of Secured Party arising therefrom.  In order to be effective, any waiver must be in writing and signed by Secured Party.  No failure on the part of Secured Party to exercise, or delay by Secured Party in exercising, any right under this Agreement will operate as a waiver of such right.  No single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right.

ARTICLE IV

Remedies

SECTION 4.01.  Remedies Upon Default.  Upon the occurrence and during the continuance of a Default, each Grantor agrees to deliver or cause to be delivered each item of Collateral to Secured Party on demand, and it is agreed that Secured Party shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any IP Collateral, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to Secured Party or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as Secured Party determines and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to Grantors to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under applicable law or in equity.  Without limiting the generality of the foregoing, each Grantor agrees that, upon the occurrence and during the continuance of a Default, Secured Party will have the right, subject to any mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Secured Party may deem appropriate.  Upon consummation of any such sale of Collateral pursuant to this Section 4.01 Secured Party will have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any Lien, claim or right on the part of Grantors, and each Grantor hereby waives and releases (to the extent permitted by applicable law) all rights of redemption, stay, valuation and appraisal that any Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  To the extent any notice is required by applicable law, Secured Party shall give Grantors ten (10) days written notice (which Grantors agree is reasonable notice) of Secured Party’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale will be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Secured Party may (in its sole and absolute discretion) determine.  Secured Party will not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral has been given.  Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party will not incur any liability in the event that any such purchaser or purchasers fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Grantors (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 4.02 hereof without further accountability to Grantors therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Secured Party will be free to carry out such sale pursuant to such agreement, and Grantors will not be entitled to the return of the Collateral or any portion thereof subject thereto, even if after Secured Party has entered into such an agreement all Defaults have been remedied and the License Obligations have been performed in full.  As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards, as may be required by applicable law.  Secured Party may appoint, remove or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of any Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom).  Any such Receiver shall, to the extent permitted by applicable law, be deemed the agent of Grantors and not of Secured Party, and Secured Party will not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees.  Subject to the provisions of the instrument appointing it, any such Receiver will (i) have such powers as have been granted to Secured Party under this Article IV and (ii) will be entitled to exercise such powers at any time that such powers would otherwise be exercisable by Secured Party under this Article IV, which powers will include the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of any Grantor, and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral.  To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including Grantors, enter upon, use and occupy all premises owned or occupied by any Grantor wherein the Collateral may be situated, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis, and use the Collateral directly in carrying on Grantors’ business or as security for loans or advances to enable the Receiver to carry on Grantors’ business or otherwise, as such Receiver shall, in its reasonable discretion, determine.  Except as may be otherwise directed by Secured Party, all money received from time to time by such Receiver in carrying out its appointment will be received in trust for and be paid over to Secured Party and any surplus will be applied in accordance with applicable law.  Every such Receiver may, in the discretion of Secured Party, be vested with, in addition to the rights set out herein, all or any of the rights and powers of Secured Party under applicable law.

SECTION 4.02.  Application of Proceeds.  Secured Party shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by Secured Party in connection with such collection or sale or otherwise in connection with any of the License Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by Secured Party hereunder or under the License Agreement on behalf of Grantors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the License Agreement;

SECOND, to the payment in full of the License Obligations; and

THIRD, to Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Secured Party will have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication thereof.

ARTICLE V

Miscellaneous

SECTION 5.01.  Successors and Assigns.  This Agreement shall be binding upon all successors and assigns of Grantors.  If any Grantor undergoes any merger, reorganization, or other fundamental transaction, this Agreement will continue in full force and effect and will be binding upon the successor entity and, for greater certainty: (a) the Security Interest will continue to secure all the License Obligations; (b) the Security Interest will (i) continue to attach to all property of Grantors; (ii) attach to all property of each successor; and (iii) attach to all property of the successor, including the Collateral; (b) all defined terms and other provisions of this Agreement will be deemed to have been amended to reflect such fundamental transaction, to the extent required by the context; and (c) the Parties agree to execute and deliver all further documents and assurances as may be necessary or desirable in connection with the foregoing.

SECTION 5.02.  Power of Attorney.  (a) Each Grantor hereby irrevocably constitutes and appoints Secured Party and any officer or any agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Each Grantor hereby gives Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following: (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any receivable or with respect to any other Collateral whenever payable; (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Secured Party may request to evidence the Secured Party’s security interest in such Intellectual Property and the goodwill and general intangibles of Grantors or its Affiliates relating thereto or represented thereby; (iii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of the License Agreement and pay all or any part of the premiums therefor and the costs thereof; (iv) execute, in connection with any sale provided for this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as Secured Party shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and do, at Secured Party’s option and Grantors’ expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as any Grantor might do; and (vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as Secured Party shall in its sole judgment determine and, in connection therewith, each Grantor hereby grants to Secured Party for the benefit of Secured Party a royalty-free, world-wide irrevocable license of its Intellectual Property (but without limitation of the consideration payable in accordance with Section of the License Agreement). Anything in this Section to the contrary notwithstanding, Secured Party agrees that, except as provided in Section 5.02(b), it will not exercise any rights under the power of attorney provided for in this Section 5.02(a) unless a Default shall have occurred.

(b)  If any Grantor fails to perform or comply with any of its agreements contained herein, Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless a Default has occurred and is continuing or time is of the essence, Secured Party shall not exercise this power without first making demand on Grantors and the Grantors failing to promptly comply therewith.

(c)  The expenses of Secured Party incurred in connection with actions undertaken as provided in this Section 5.02, shall be payable by Grantors to Secured Party on demand.

(d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

SECTION 5.03.  Waiver.  To the fullest extent permitted by applicable law, each Grantor waives all of the rights, benefits, conditions, warranties, and protections given by the provisions of any existing or future statute that imposes limitations upon the rights of a secured party or upon the methods of realization of Security Interests, including and seize or sue or anti-deficiency statute or any similar provisions of any other statute.

SECTION 5.04.  Security in Addition.  This Agreement and the Security Interests are in addition to and not in substitution for any other security now or later held by Secured Party in connection with Grantors, the License Obligations, and/or the Collateral.  The Security Interests do not replace or otherwise affect any existing or future Lien held by Secured Party.  No taking of any suit, action, or proceeding, judicial or extra-judicial, no refraining from doing so, and no dealing with any other security for any License Obligation will (i) release or affect the Security Interests or (ii) release or affect any of the other Liens held by Secured Party for the payment or performance of the License Obligations.

SECTION 5.05.  Information.  Secured Party may at any time provide to any Person that claims an interest in Collateral copies of this Agreement or information about it, the Collateral, or the License Obligations.

SECTION 5.06.  Release.  Once Grantors satisfy the License Obligations in full, Secured Party shall, within a reasonable time after it receives a written request from Grantors, release the Security Interests and execute and deliver any releases and discharges that Grantors may reasonably require.  Grantors shall pay all expenses incurred by Secured Party in doing so.

SECTION 5.07.  Non-Merger.  This Agreement will not operate by way of a merger of the License Obligations or of any guarantee or agreement or other document or instrument by which the License Obligations now or at any time subsequently may be represented or evidenced.  Neither the taking of any judgment nor the exercise of any power of seizure or disposition shall extinguish the liability of Grantors to perform the License Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation.  No covenant, representation or warranty of Grantors in this Agreement shall merge in any judgment.

SECTION 5.08.  Survival.  All covenants, agreements, representations and warranties made by Grantors herein and/or in the License Agreement will be considered to have been relied upon by Secured Party and will survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of Secured Party or any other Person and whether or not Secured Party or any other Person had notice or knowledge of any Default or incorrect representation or warranty when this Agreement was executed and/or delivered, and will continue in full force and effect as long as any License Obligation remains outstanding.

SECTION 5.09.  Entire Agreement.  This Agreement, together with the License Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof.  This Agreement, together with the License Agreement, supersedes any previous agreements and discussions between the Parties regarding the subject matter hereof.  There are no representations, covenants, or other terms other than those set forth in this Agreement and the License Agreement.  In the event of any inconsistency between this Agreement and the License Agreement regarding the Security Interest or the Collateral, this Agreement will prevail and, in all other respects, the License Agreement will prevail.

SECTION 5.10.  Amendment.  This Agreement may only be amended by a written document signed by each of the Parties.

SECTION 5.11.  Notice.  To be effective, any notice, request, direction, or other document that a Party may or must make or give under this Agreement shall be in writing and delivered in writing and shall be mailed to the Party who whom notice is to be given by facsimile, and confirmed by first class mail, postage prepaid, and properly addressed below (in which case notice shall be deemed to have been duly given on the day the notice is first received by the Party), or to any other address for a Party as that Party may from time to time designate to the other Parties in the same manner:

in the case of Secured Party, to:

in the case of Grantors, to:

SECTION 5.12.  Misc.  Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, principal-and-agent relationship, or any similar relationship between the Parties. The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions.  This Agreement inures to the benefit of and binds the Parties’ respective successors and permitted assigns.  Secured Party may assign this Agreement and the License Obligations in whole or in part to any Person without notice to or the consent of any Grantor.  Without the prior written consent of Secured Party, no Grantor may assign this Agreement.  The laws of the State of Delaware, excluding any rule or principle of conflicts of law that may provide otherwise, shall govern this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

[PositiveID Corporation]
by
/s/ William J Caragol
Name: William J Caragol
Title: CEO

[MicroFluidic Systems ]
By
/s/ William J Caragol
Name: William J Caragol
Title: President

[The Boeing Company ]
by
/s/ Robert Mason
Name: Robert Mason
Title: Procurement Agent

Schedule I to
Security Agreement

FILINGS/LOCATIONS

Schedule II to the
Security Agreement

INTELLECTUAL PROPERTY

Patents Owned by Microfluidic Systems

US Patent Registrations

Patent Numbers	Issue Date
US 7,491,527 B2 Microfluidic Differential Extraction Cartridge	Feb. 17, 2009
US 7,541,166 B2 Sonication to Selectively Lyse Different Cell Types	Jun. 2, 2009
US 7,553,647 B2 Microfluidic Differential Extraction Cartridge	Jun. 30, 2009
US 7,618,588 B2 Disposable Integrated Heater and Tube Assembly For Thermally‐Driven Chemical Reactions	Nov. 17, 2009
US 7,633,606 B2 Integrated Airborne Substance Collection and Detection System	Dec. 15, 2009
US 7,699,915 B2 Liquid Impingement Unit	Apr. 20, 2010
US 7,705,739 B2 Integrated Airborne Substance Collection and Detection System	Apr. 27, 2010
US 7,785,869 B2 Sonication to Selectively Lyse Different Cell Types	Aug. 31, 2010
US 7,815,718 B2 Automated Particle Collection Off of Fan Blades into a Liquid Buffer	Oct. 19, 2010
US 7,858,366 B2 Integrated Airborne Substance Collection and Detection System	Dec. 28, 1010
US 8,053,214 B2 Apparatus and Method of Extracting and Optically Analyzing an Analyte from a Fluid‐Based Sample	Nov. 8, 2011

US Patent Applications

Patent Application No.	Filing Date
MFSI‐2100 12/462,174 Thermal Cycler for Even Heating of One or More Samples	Jul. 29, 2009
MFSI‐2200 12/603,428 Integrated Sample Preparation and Amplification for Nucleic Acid Detection from Biological Samples	Oct. 21, 2009
MFSI‐2300 12/621,332 A Sample Preparation Technique to Eliminate Inhibition of PCR by Humic Acid	Nov. 18, 2009
MFSI‐2400 12/621,367 Increase of Signal Sensitivity Using Dual Probes in PCR Reactions	Nov. 18, 2009
MFSI‐2501 13/047,632 Method and Apparatus for Optically Interrogating and Analyzing a Fluid Sample	Mar. 14, 2011
MFSI‐2600 12/715,261 A Flow‐Through Bead Purification and Concentration Device	Mar. 1, 2010

Non-US Patent Registrations

Country	Issue Date	Patent No.

N/A

Non-US Patent Registrations

Country	Filing Date	Patent Application No.

N/A

2

Trademark/Trade Names Owned by PositiveID/MFS

US Trademark Registrations

Mark	Reg. Date	Reg. No.
N/A

US Trademark Applications

Mark	Filing Date	Application No.
N/A

Non-US Trademark Registrations

Country	Mark	Reg. Date	Reg. No.

N/A

Non-US Trademark Applications

Country	Mark	Application Date	Application No.

N/A

3

Trade Names

Country(s) Where Used	Trade Names

Copyrights Owned by [NAME]

US Copyright Registrations

Title	Reg. No.	Author

N/A

US Pending Copyright Applications for Registration

Title	Author	Class	Date Filed

N/A

Non-US Copyright Registrations

Country	Title	Reg. No.	Author

N/A

Non-US Pending Copyright Applications for Registration

Country	Title	Author	Class	Date Filed

N/A
N/A

4

Licenses

I.  Licenses/Sublicensees of [Name] as Licensor on Date Hereof

A.  Copyrights

N/A

US Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-US Copyrights

Country	Licensee Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B.  Patents

N/A
US Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

5

US Patent Applications

Licensee Name and address	Date of License/ Sublicense	Date Filed	Application No.

Non-US Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-US Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C.  Trademarks

N/A

US Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

6

US Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

N/A

Non-US Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

N/A

Non-US Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

N/A

D.  Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

N/A

7

II. Licensees/Sublicenses of Microfluidic Systems as Licensee on Date Hereof

A.  Copyrights

N/A

US Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-US Copyrights

Country	Licensor Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B.  Patents

US Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.
Lawrence Livermore National Laboratory	June 2002	Aug 8, 2000	6100084

US Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

N/A

8

Non-US Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

N/A

Non-US Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

N/A

C.  Trademarks

US Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

US Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

N/A

9

Non-US Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

N/A

Non-US Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

N/A

D.  Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

N/A

10